UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 540-8900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective March 11, 2009, Mr. William J. Weyand and Mr. Glenn R. Wienkoop separated from MSC.Software Corporation (the “Company”) in their capacity of Chairman of the Board and Chief Executive Officer, and President and Chief Operating Officer, respectively. The Company is currently negotiating separation agreements with both of these former officers.

(c) Effective March 11, 2009, Ashfaq A. Munshi was appointed interim Chief Executive Officer and President of the Company. Mr. Munshi, age 47, is the Chief Executive Officer and founder of Terabitz (formerly eREinfo Inc.), a provider of on-line real estate information and tools from July 2006 to present. Mr. Munshi served as the Chief Executive Officer of Level5 Networks, a leading innovator of high performance Ethernet network interface cards from December 2005 until its merger with Solare Flare Inc. in May 2006. From 2000 through 2005, Mr. Munshi was the Founder and Chief Executive of Radiance Technologies Inc., a data transport company founded in 2000.

On March 12, 2009 the Company issued a press release relative to these changes.

The initial term of Mr. Munshi’s role is four months. Mr. Munshi’s compensation arrangement with the Company will be as follows:

•	A $400,000 annual base salary

•	A maximum bonus opportunity of 100% base salary to be awarded at the discretion of the Compensation Committee of the Board of Directors of the Company

•	A grant of 44,843 Restricted Stock Units that vest in one year so long as Mr. Munshi remains employed by or serves on the Board of the Company.

The parties will negotiate an employment agreement to memorialize all of the terms of Mr. Munshi’s employment.

On March 11, 2009, the Compensation Committee of the Board of Directors approved bonus awards for 2008 for the following executive officers in the following amounts:

John A. Mongelluzzo	$105,881
Sam M. Auriemma	$104,479
Amir Mobayen	$144,656
Calvin R. Gorrell	$82,500

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Item No.	Description
99.1	Press Release issued by MSC.Software Corporation on March 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MSC.SOFTWARE CORPORATION (Registrant)

Date: March 13, 2009	By:	/s/ JOHN A. MONGELLUZZO
John A. Mongelluzzo Executive Vice President, Business Administration, Legal Affairs and Secretary

EXHIBIT INDEX

Item No.	Description
99.1	Press Release issued by MSC. Software Corporation on March 12, 2009

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